As filed with the Securities and Exchange Commission on August 22, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNOPSYS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	56-1546236
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

690 East Middlefield Road

Mountain View, California 94043

(650) 584-5000

(Address of Principal Executive Offices, including Zip Code)

Synopsys, Inc. 2006 Employee Equity Incentive Plan, as amended

Synopsys, Inc. Employee Stock Purchase Plan, as amended

(Full Titles of the Plans)

John F. Runkel, Jr.

General Counsel and Corporate Secretary

Synopsys, Inc.

690 East Middlefield Road

Mountain View, California 94043

(650) 584-5000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share, issuable under the Synopsys, Inc. 2006 Employee Equity Incentive Plan, as amended	3,800,000	$55.87	$212,306,000	$21,379.21
Common Stock, $0.01 par value per share, issuable under the Synopsys, Inc. Employee Stock Purchase Plan, as amended	5,000,000	$55.87	$279,350,000	$28,130.55

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the shares identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) promulgated under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on August 15, 2016 as reported on the NASDAQ Global Select Market.

EXPLANATORY NOTE

Synopsys, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 relating to (i) 3,800,000 shares of its common stock, par value $0.01 per share (“Common Stock”) issuable to eligible persons under the Synopsys, Inc. 2006 Employee Equity Incentive Plan, as amended (the “2006 Plan”) and (ii) 5,000,000 shares of Common Stock issuable to eligible persons under the Synopsys, Inc. Employee Stock Purchase Plan, as amended (the “ESPP”).

The Registrant previously filed Form S-8 Registration Statements Nos. 333-134899, 333-157791, 333-174587, 333-181875, 333-189019, 333-196428 and 333-206458 (together, the “Prior 2006 Plan Registration Statements”) relating to shares of Common Stock issuable under the 2006 Plan. The Registrant previously filed Form S-8 Registration Statements Nos. 333-50947, 333-77597, 333-38810, 333-63216, 333-108507, 333-125224, 333-151067, 333-166274, 333-181875 and 333-196428 (together, the “Prior ESPP Registration Statements”) relating to shares of Common Stock issuable under the ESPP.

This Registration Statement relates to securities of the same class as those to which the Prior 2006 Plan Registration Statements and Prior ESPP Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior 2006 Plan Registration Statements and Prior ESPP Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on August 22, 2016.

SYNOPSYS, INC.

By:	/s/ John F. Runkel, Jr.
Name:	John F. Runkel, Jr.
Title:	General Counsel and Corporate
Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Trac Pham and John F. Runkel, Jr., and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Name	Title	Date

/s/ Aart J. de Geus	Co-Chief Executive Officer (Co-Principal Executive Officer) and Chairman of the Board of Directors	August 22, 2016
Aart J. de Geus

/s/ Chi-Foon Chan	Co-Chief Executive Officer (Co-Principal Executive Officer), President and Director	August 22, 2016
Chi-Foon Chan

/s/ Trac Pham	Chief Financial Officer (Principal Financial Officer)	August 22, 2016
Trac Pham

/s/ Sudhindra Kankanwadi	Vice President, Corporate Controller (Principal	August 22, 2016
Sudhindra Kankanwadi	Accounting Officer)

/s/ Alfred J. Castino	Director	August 22, 2016
Alfred J. Castino

/s/ Janice D. Chaffin	Director	August 22, 2016
Janice D. Chaffin

/s/ Bruce R. Chizen	Director	August 22, 2016
Bruce R. Chizen

/s/ Deborah A. Coleman	Director	August 22, 2016
Deborah A. Coleman

/s/ Chrysostomos L. Nikias	Director	August 22, 2016
Chrysostomos L. Nikias

/s/ John G. Schwarz	Director	August 22, 2016
John G. Schwarz

/s/ Roy Vallee	Director	August 22, 2016
Roy Vallee

/s/ Steven C. Walske	Director	August 22, 2016
Steven C. Walske

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated By Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

3.1	Restated Certificate of Incorporation	10-Q	000-19807	3.1	09/15/03

3.2	Amended and Restated Bylaws	8-K	000-19807	3.2	05/23/12

4.1	Specimen Common Stock Certificate	S-1	33-45138	4.3	02/24/92 (effective date)

5.1	Opinion of Cooley LLP					X

10.1	Synopsys, Inc. 2006 Employee Equity Incentive Plan, as amended	8-K	000-19807	10.4	04/01/16

10.2	Synopsys, Inc. Employee Stock Purchase Plan, as amended	8-K	000-19807	10.7	04/01/16

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Cooley LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (contained on signature page hereto)					X